EXHIBIT 99.1

GEOGLOBAL ANNOUNCES RESOURCE REPORT FOR SAMUEL LICENSE OFFSHORE ISRAEL

Calgary, Alberta, Canada, October 18, 2012 – GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) (NYSE MKT: GGR) today announced a summary of the Resource Report prepared by Netherland, Sewell & Associates, Inc. (NSAI) of Houston, Texas on the offshore Israel license known as 388/Samuel. The Company holds an effective 34.872% interest in the license.

NSAI conducted an assessment of the gross (100%) prospective resources as of August 1, 2012. Prospective resources are those quantities of petroleum which are estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. The prospective resources included in the Resource Report indicate exploration opportunities and development potential in the event a petroleum discovery is made and should not be construed as reserves or contingent resources.

The estimated unrisked gross (100%) prospective resources for the Samuel license are:

Prospect/ Prospective Reservoir	Category	Unrisked Gross (100%) Prospective Resources
		Light/Medium Oil(1) (Mbbl)	Gas(2) (MMcf)	Oil Equivalent(3) (MBOE)

Cretaceous Reef Talme Yafe	Low Estimate	10,332	10,332	12,054
	Best Estimate	32,558	32,558	37,984
	High Estimate	93,359	93,359	108,919

Jurassic Reef Upper Jurassic	Low Estimate	11,700	11,700	13,650
	Best Estimate	31,132	31,132	36,321
	High Estimate	76,601	76,601	89,368

Jurassic Structural Upper Jurassic	Low Estimate	205	205	239
	Best Estimate	628	628	733
	High Estimate	1,749	1,749	2,041

Barnea Formation	Low Estimate	498	498	581
	Best Estimate	1,499	1,499	1,749
	High Estimate	4,189	4,189	4,887

(1)	The oil resources shown include light and medium crude oil only. Oil volumes are expressed in thousands of barrels (Mbbl); a barrel is equivalent to 42 United States gallons.

(2)
Based on well test information data from analogue fields, a gas-oil ratio of 1,000 standard cubic feet per barrel was estimated for each prospect’s low, best and high estimates.  Gas volumes are expressed in millions of cubic feet (MMcf) at standard temperature and pressure bases.

(3)
Oil equivalent volumes are expressed in thousands of barrels of oil equivalent (MBOE), determined using the ratio of 6 MMcf of gas to 1 Mbbl of oil.  MBOE, or other applicable units of equivalency, may be misleading, particularly if used in isolation.

The prospective resources shown in this Resource Report have been estimated using probabilistic methods and are dependent on a petroleum discovery being made. In the probabilistic method, the estimator defines a distribution representing the full range of possible values for each input parameter. These distributors may be randomly sampled (typically using Monte Carlo simulation) to compute a full range and distribution of potential outcome of results of recoverable quantities. This approach is most often applied to volumetric resources calculations in the early phases of an exploration and development project.  If a discovery is made, the probability that the potentially recoverable volumes will equal or exceed the unrisked estimated amounts is 90% for the low estimate, 50% for the best estimate and 10% for the high estimate.

The following table shows the risk elements and overall probability of geological success for each prospect.

	Geologic Risk Elements (%)				Probability of Geological Success (%)
Prospect/Prospective Reservoir	Trap Integrity	Reservoir Quality	Source Evaluation	Timing/ Migration
Cretaceous Reef	60	70	95	50	20
Jurassic Reef	50	60	95	60	17
Jurassic Structural	70	70	95	70	33

Geologic risking of prospective resources addresses the probability of success for the discovery of petroleum; this risk analysis is conducted independent of probabilistic estimations of petroleum volumes and without regard to the chance of development. Principal risk elements of the petroleum system include: (1) trap and seal characteristics; (2) reservoir presence and quality; (3) source rock capacity, quality and maturity; and (4) timing, migration and preservation of petroleum in relation to trap and seal formation. Geologic risk assessment is a highly subjective process dependent upon the experience and judgment of the evaluators and is subject to revisions with further data acquisition or interpretation.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption "Risk Factors" in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (the "SEC") permits oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions, as well as probable and possible reserves. The Company uses certain terms in this press release, such as prospective resources, that the SEC guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are cautioned that the discussion of resource estimates in this news release does not contain any information about deposits that would qualify as deposits of "reserves" under SEC reserves reporting rules. Investors should not assume that any part of the resources estimates discussed in this news release will ever be considered "reserves" under applicable U.S. standards. Also, investors are cautioned not to assume that all or any part of a resource exists or (if it exists) is economically or legally extractable. The commercial viability of these resources is affected by numerous factors which are beyond the Company's control and which cannot be predicted, such as the potential for further financing, environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. For a description of the risks and uncertainties facing the Company and its business and affairs, readers should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and subsequent quarterly reports on Form 10-Q available on http://www.sec.gov.

The estimates in the referenced report were prepared for use in filings with the Israel Securities Authority in accordance with the definitions and guidelines set forth in the 2007 Petroleum Resources Management System (PRMS) approved by the Society of Petroleum Engineers (SPE). As a consequence, the information contained in this news release may not be comparable to resource information provided by other oil and gas companies in the United States.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports, which we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

GeoGlobal Resources Inc. www.geoglobal.com Phone: +1-403-777-9250 Email: info@geoglobal.com	Debby Communications Moshe Debby Phone : +1-972-3-5683000 Email : moshe@debby.co.il

The Equicom Group Dave Feick, Managing Director, Western Canada Phone: +1-403-218-2839 Email: dfeick@equicomgroup.com